Exhibit (o)1.
                          Aberdeen Fund Managers, Inc.

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                                 CODE OF ETHICS
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1.       INTRODUCTION

This Code of Ethics ("the Code") is adopted by:
(i)      Aberdeen Fund Managers, Inc;
(ii)     Murray Johnstone International Limited;
(iii)    Aberdeen Asset Managers (C.I.) Limited; and
(iv)     Aberdeen Asset Management Limited

(each hereinafter referred to individually as a "firm" and together as "Aberdeen US Fund Management Subsidiaries") in compliance with the requirements of RULE 17J-1 ("the Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 ("the Act"), and Sections 204A and 206 of the Investment Advisers Act of 1940 ("the Advisers Act"), specifically Rule 204-2 thereunder, to effectuate the purposes and objectives of those provisions.

Under the Rule the following activities are unlawful for certain persons, including any employee of Aberdeen US Fund Management Subsidiaries, in connection with the purchase or sale by such person of a security held or to be acquired by any Portfolio of Aberdeen US Fund Management Subsidiaries:

1. To employ a device, scheme or artifice to defraud a Portfolio, a Fund, any client or prospective client;

2. To make to a Portfolio, a Fund, any client or prospective client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon a Portfolio, a Fund, any client or prospective client;

4. Acting as principal for his/her own account, knowingly to sell any security to or purchase any security from a client, or acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he/she is acting and obtaining the consent of the client to such transaction; or

5. To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.

Under the Advisers Act Aberdeen US Fund Management Subsidiaries are required to:
o establish and enforce policies and procedures reasonably designed to prevent the misuse of material, non-public information by investment advisers ( Section 204A); and
o maintain records with respect to the personal securities transactions of advisory representatives (as defined below) (Section 204-2).

THIS CODE CONTAINS PROVISIONS REASONABLY NECESSARY TO PREVENT PERSONS FROM ENGAGING IN ACTS IN VIOLATION OF THE ABOVE STANDARD AND PROCEDURES REASONABLY NECESSARY TO PREVENT VIOLATIONS OF THE CODE.

THE BOARD OF DIRECTORS OF EACH FIRM ADOPTS THIS CODE.

The Code is based upon the principle that the Directors and Officers of Aberdeen US Fund Management Subsidiaries and certain persons employed within the Aberdeen Asset Management Group of companies owe a fiduciary duty to clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid:

(i)      serving their own personal interests ahead of clients;

(ii) taking inappropriate advantage of their position within Aberdeen US Fund Management Subsidiaries; and

(iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

This fiduciary duty includes the duty of a firm's Compliance Officer to report violations of this Code to the firm's Board of Directors and to the Board of Directors of any Fund advised or sub-advised by the firm.

2.       POLICY STATEMENT ON INSIDER TRADING

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  DEFINITION

The Aberdeen Group prohibits any Affected Person, namely (i) any officer or director of an Aberdeen US Fund Management Subsidiary, and (ii) employees of the Group from trading, either personally or on behalf of others, including accounts managed by the Aberdeen Group, on material non-public information or communicating material non-public information to others in violation of the law. THIS CONDUCT IS FREQUENTLY REFERRED TO AS "INSIDER TRADING." The policy applies to every such Affected Person and extends to activities within and outside their duties within the Group. Any questions regarding the firm's policy and procedures should be referred to the Compliance Officer.

The term "insider trading" is not defined in the Federal Securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         1) trading by an insider, while in possession of material non-public information;

         2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

         3)   communicating material non-public information to others.

THE CONCEPT OF "INSIDER"

The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a firm's affairs and as a result is given access to information solely for the company's purposes.

 A temporary insider can include, among others, a company's legal advisers, accountants, consultants, bank lending officers, and the employees of such third parties. In addition, a company may become a temporary insider of a company it advises or for which it performs other services. For that to occur that company must expect the subsidiary to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the subsidiary will be considered an insider.

MATERIAL INFORMATION

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as:

o information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions: or

o information that is reasonably certain to have a substantial effect on the price of a company's securities.

Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

NON-PUBLIC INFORMATION

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

BEFORE TRADING FOR YOURSELF OR OTHERS IN THE SECURITIES OF A COMPANY ABOUT WHICH YOU MAY HAVE POTENTIAL INSIDE INFORMATION, ASK YOURSELF THE FOLLOWING QUESTIONS:

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         i.   Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

         ii. Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps.

         i.   REPORT the matter immediately to the Compliance Officer.

         ii. DO NOT PURCHASE OR SELL THE SECURITIES on behalf of yourself or others.

         iii. DO NOT COMMUNICATE THE INFORMATION either inside or outside the firm, other than to the Compliance Officer or another appropriate member of the Compliance Department.

         iv. After the Compliance Officer has reviewed the issue, you will either (i) be instructed to continue the prohibitions against trading and communication, or (ii) l be allowed to trade and communicate the information.

INFORMATION IN YOUR POSSESSION THAT YOU IDENTIFY AS MATERIAL AND NON-PUBLIC MAY NOT BE COMMUNICATED TO ANYONE, INCLUDING PERSONS WITHIN THE ABERDEEN GROUP, EXCEPT AS PROVIDED ABOVE. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

MONITORING PROCEDURES

The role of Compliance is critical to the implementation and maintenance of the Aberdeen Group's policy and procedures against insider trading.

The Supervisory Procedures can be divided into:

(A)      THE PREVENTION OF INSIDER TRADING AND DETECTION OF INSIDER TRADING

         To prevent insider trading Compliance will:

         i. provide, on a regular basis, an educational program to familiarize Affected Persons with the policy and procedures; and

         ii. when it has been determined that an Affected Person has material non-public information:

              o implement measures to prevent dissemination of such
                information; and

              o where necessary, restrict Affected Persons from trading the securities.

(B)      THE DETECTION OF INSIDER TRADING.

         To detect insider trading, Compliance will:

         i.     review the trading activity reports filed by each Affected
                Person; and

         iii.   review the trading activity of accounts managed by the firm.



3.       THE REQUIREMENTS

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A.       DEFINITIONS

         "ACCESS PERSON" means (i) any Director or Officer of Aberdeen US Fund Management Subsidiaries and (ii) any Investment Personnel of the Aberdeen Group.

         "ADVISORY REPRESENTATIVE " means any employee, who in connection with his or her regular functions or duties, normally makes, participates in, or otherwise obtains current information regarding the purchase or sale of a security by the Aberdeen Group or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship to the Aberdeen Group who obtains information concerning recommendations made concerning a purchase or sale of a Security. This definition includes but is not limited to the following: Officer, Director, "Investment Person", "Portfolio Manager" and any other employee of the Adviser designated as an "Advisory Representative" from time to time by the Compliance Officer.

         "NON-ADVISORY REPRESENTATIVE " means any individual who has no contact with information regarding the purchases or sales of Securities made by the Aberdeen Group in his or her regular functions or duties. However, such individuals are subject to the Introduction and Policy Statement on Insider Trading contained in this Code.

         "AFFILIATED COMPANY" means a company which is an affiliated person, as defined in the 1940 Act.

         "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, five (5%) percent or more of the outstanding voting securities of such other person; (b) any person five (5%) percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, that, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy a direct or indirect economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in (i) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household; (ii) a trust, estate or other account in which he/she has a present or future interest in the income, principal or right to obtain title to the securities; or (iii) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.

         "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than twenty-five (25%) percent of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five (25%) percent of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

         "DISCLOSABLE TRANSACTION" means any transaction in a security pursuant to which an access person would have a beneficial ownership.

         "FUND" means any investment vehicle registered under the Investment Company Act of 1940 for which Aberdeen US Fund Management Subsidiaries act as Manager, Adviser or Sub-adviser.

         "NON-INTERESTED DIRECTOR" means a director or trustee who is not an interested person.

         "INTERESTED PERSON" of another person, when used with respect to a Fund, means (i) any affiliated person of the Fund; (ii) any member of the immediate family of any natural person who is an affiliated person of the Fund; (iii) any interested person of any investment adviser of or principal underwriter for the Fund; (iv) any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal years of the Fund has acted as legal counsel for the Fund; (v) any broker or dealer registered under the Securities Exchange Act of 1934 or any affiliated person of such a broker or dealer; or (vi) any natural

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         person whom the Commission by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal years of the Fund, a material business or professional relationship with the Fund or with the principal executive officer of such company or with any other investment company having the same investment adviser or principal underwriter or with the principal executive officer of such other investment company, provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its Board of Directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso.

         "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act, or a similar offering of securities in another market.

         "INVESTMENT PERSONNEL" means (a) any Portfolio Manager of the Aberdeen Group; (b) any employee of the Aberdeen Group (or of any company in a control relationship to a Fund or the Aberdeen Group) who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Aberdeen Group, including securities analysts and traders; or
         (c) any person who controls a Fund of the Aberdeen Group and who obtains information concerning recommendations made to a Fund or any Portfolio regarding the purchase or sale of securities by any Fund or Portfolio.

         "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) or Section 4(6) or Rules 504, 505 or 506 under the Securities Act. Limited offerings are commonly referred to as private placements.

         "PERSON" means a natural person or a company.

         "PORTFOLIO" means any account, trust or other investment vehicle (except "Fund") over which the Aberdeen Group has investment management discretion.

         "PORTFOLIO MANAGER" means an employee of the Aberdeen Group entrusted with the direct responsibility and authority to make investment decisions affecting the Portfolios or Funds managed by the Aberdeen Group.

         "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

         "SECURITY HELD OR TO BE ACQUIRED" means (i) any security which, within the most recent 15 days, is or has been held by a Fund or Portfolio, or is being or has been considered for purchase by a Fund or Portfolio, or
         (ii) any option to purchase or sell and any security convertible into or exchangeable for a Security.

         "SECURITY" shall have the meaning set forth in Section 202(a)(18) of the Advisers Act and Section 2(a)(36) of the 1940 Investment Company Act. Further, for purposes of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

         "Security" shall NOT include direct obligations of a national government, bankers' acceptances, bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements, commercial paper and shares of money market funds that limit their investments to the exempted securities enumerated above. Also excluded from the definition are any registered open-end investment companies (e.g. open-end mutual funds), or the equivalent of such as SICAVs. Any question as to whether a particular investment constitutes a "Security" should be referred to the Compliance Officer.

     B.  PROHIBITED TRANSACTIONS

     No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 of the Investment Company Act or Section 206 of the Investment Advisers Act as set forth above.

1.   ACCESS PERSONS

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     Except as provided in Section C below, NO ACCESS PERSON SHALL:

     (a) purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale is:

         (1) being considered for purchase or sale by any Portfolio or Fund managed by the Aberdeen Group;

         (2) being purchased or sold by any Portfolio or Fund managed by the Aberdeen Group; or

     (b) disclose to other persons the securities activities engaged in or contemplated for the various Portfolios or Funds managed by the Aberdeen Group;
     (c) accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Aberdeen Group. For the purposes of the Code "de minimis" shall be considered to be the annual receipt of gifts and / or entertainment from the same source valued at (pound)350;
     (d) acquire a beneficial interest in any securities in an Initial Public Offering ("IPO") or other limited offerings commonly referred to as private placements, without having sought prior written approval from the appropriate Investment Director and an Executive Director of the Aberdeen Group. Compliance will maintain a record of any decision, and the reasons supporting the decision, to approve the Access Person's acquisition of an IPO or private placement for at least five years after the end of the fiscal year in which the approval was granted.

         Before granting such approval the Investment Director will carefully evaluate such investment to determine that the investment could create no material conflict between the Access Person and a Fund or Portfolio. The Investment Director may make such determination by looking at, among other things, the nature of the offering and the particular facts surrounding the purchase. For example, the Investment Director may consider approving the transaction if it can be determined that: (i) the investment did not result from directing Fund or Aberdeen Group business to the underwriter or issuer of the security; (ii) the Investment Personnel is not misappropriating an opportunity that should have been offered to a Fund or Portfolio; and (iii) an Investment Person's investment decisions for a Fund or Portfolio will not be unduly influenced by his or her personal holdings and investment decisions are based solely on the best interests of a Fund or Portfolio.

         ANY PERSON AUTHORIZED TO PURCHASE SECURITIES IN AN IPO OR PRIVATE PLACEMENT SHALL DISCLOSE THAT INVESTMENT WHEN THEY PLAY A PART IN A FUND OR PORTFOLIO'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THAT ISSUER. IN SUCH CIRCUMSTANCES, A FUND OR PORTFOLIO'S DECISION TO PURCHASE SECURITIES OF THE ISSUER SHALL BE SUBJECT TO INDEPENDENT REVIEW BY INVESTMENT PERSONNEL WITH NO PERSONAL INTEREST IN THE ISSUER.

     (e) profit in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within ninety (90) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the appropriate charity of Aberdeen's choosing;

     (f) serve on the Board of Directors of any publicly traded company without prior authorisation of the Aberdeen Group Chief Executive. Any such authorisation shall be based upon a determination that the board service would be consistent with the interests of the Aberdeen Group and Portfolios and Funds under their management. Authorisation of board service shall be subject to the implementation by the Aberdeen Group of "Chinese Wall" or other procedures to isolate such Access Persons from making decisions about trading in that company's securities.

2.   PORTFOLIO MANAGERS

     In addition to the prohibitions listed in Sections B(1) and (2) above, no Portfolio Manager shall buy or sell a security within seven (7) calendar days before or after any Portfolio or Fund managed or advised by the Aberdeen Group trades in that security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realised on trades within the proscribed period shall be disgorged to a charity of Aberdeen's choosing.

C.   EXEMPTED TRANSACTIONS

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     Transactions described in Sections B(1) and B(2) above, which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to a Fund or Portfolio and which are otherwise transacted in accordance with Investment Company Act Rule 17j-1 and Section 206 of the Investment Company Act MAY BE PERMITTED WITHIN THE DISCRETION AFFORDED UNDER THE ABERDEEN GROUP'S PERSONAL ACCOUNT DEALING AUTHORISATION PROCESS ON A CASE-BY-CASE BASIS.

     The Aberdeen Group's current exempted transactions include SECURITIES OVER WHICH THE ACCESS PERSON HAS NO INFLUENCE OR CONTROL, including:

         (a) purchases or sales which are non-volitional on the part of either the Access Person or the Fund and/or Portfolio;

         (b) purchases which are part of an automatic dividend reinvestment plan or regular investment scheme for investment in a selected security or securities, subject to pre-clearance of the first purchase under that scheme); and

         (c) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities (to the extent such rights were acquired from such issuer), and sales of such rights so acquired.

D.   COMPLIANCE PROCEDURES

     With respect to the pre-clearance and reporting requirements contained herein, Access Persons shall pre-clear in accordance with the Aberdeen Group's Personal Account Dealing procedures.

     1.  PRE-CLEARANCE PROCEDURES

         All Access Persons must receive prior written approval from the appropriate Investment Director, before purchasing or selling securities in an account that such Access Person has beneficial ownership. The Access Person should request pre-clearance by completing, signing and submitting the Personal Account Deal Request Form for the written authorisation of an Investment Director, an Executive Director and Compliance prior to dealing. The persons currently accepted as authorised signatures for the Aberdeen Group are given in Exhibit A.

         In addition where the Access Person intends to deal in securities issued by a closed-end investment company advised by Aberdeen, or in the shares of Aberdeen Asset Management PLC the written approval of the Company Secretary of the investment company or, as the case may be Aberdeen Asset Management PLC, must first be obtained.

         Pre-clearance approval will expire 12 hours after the authorisation is granted. If the trade instruction is not placed before such pre-clearance expires, the Access Person is required to again obtain pre-clearance for the trade. In addition, if before placing the trade instruction, the Access Person becomes aware of any additional information with respect to a transaction that was pre-cleared, such Access Person shall not proceed further with the trade, without submitting a fresh application for approval. Access Persons are excluded from the requirement to pre-clear securities purchased, sold or acquired only in the following transactions:

         (a) purchases or sales which are non-volitional on the part of either the Access Person or the Fund and/or Portfolio;

         (b) purchases which are part of an automatic dividend reinvestment plan or regular investment scheme for investment in a selected security or securities, subject to pre-clearance of the first purchase under that scheme; and

         (c) securities acquired by the exercise of rights issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     2.  DISCLOSURE OF PERSONAL HOLDINGS

         All Access Persons shall disclose to the Compliance Officer:

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         o    all personal securities holdings (including securities acquired before the person became an Access Person) within ten (10) days upon the later of commencement of employment or adoption of this Code; and

         o report the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person.

         Access Persons must provide duplicate copies of confirmation of each transaction to the Compliance Department in accordance with the Aberdeen Group Procedures for Personal Account Dealing.

         In addition to reporting securities holdings, every Access Person shall certify in their INITIAL report that:

              (a) they have received, read and understand the Code and recognise that they are subject thereto; and

              (b) they have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

         This initial report shall be made on the form Initial Report of Access Person and shall be delivered to Compliance.

     3.  QUARTERLY REPORTING REQUIREMENTS

         All Access Persons are required to disclose to Compliance all personal securities transactions conducted during the period as of the calendar quarter ended within ten (10) days after quarter end. This disclosure includes the:

              (a) date of the transaction, title of the security, interest rate and maturity date (if applicable), number of shares, and principal amount of each security involved;

              (b) nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

              (d) name of the broker, dealer or bank with or through whom the transaction was effected; and

              (d)  date the report is submitted.

         In addition, with respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person must provide the:

              (a) name of the broker, dealer or bank with whom the Access Person established the account;

              (b)  date the account was established; and

              (c)  date the report is submitted.

         The Aberdeen Group's Personal Account Dealing Procedures require copy contract confirmations to be received for all Person Account Dealing. These will be accepted as meeting the quarterly reporting requirement in so far as for each calendar quarter ended all copy contract notes are delivered within thirty days of the relevant quarter. Similarly, Access Persons may provide an account statement of any new account opened in the quarter within thirty days of the relevant quarter.

     4.  ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE

         Access Persons shall disclose all personal securities holdings as of the calendar year ended within thirty (30) days after the year-end. In addition to reporting securities holdings, every Access Person shall certify annually that:

              (a) they have read and understand the Code and recognise that they are subject thereto;

              (b) they have complied with the requirements of the Code; and that they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code;

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              (c)  they have not disclosed pending "buy" or "sell" orders for a
                   Portfolio or Fund to any employees of any other management company, except where the disclosure occurred subsequent to the execution or withdrawal of an order; and

              (d) they have no knowledge of the existence of any personal conflict of interest relationship which may involve any Portfolio or Fund, such as any economic relationship between their transactions and securities held or to be acquired by a Fund or Portfolio.

         This annual report shall be delivered to the Compliance Officer.

     5.  REPORTS TO COMPLIANCE OFFICER

         The firm's Compliance Officer will provide, by the twelfth (12) day after each quarter end, certification to the Compliance Officer of a relevant Fund that, as of the prior quarter end:

              (a) all documentation required by the Code and Rule 17j-1 has been collected and is being retained on behalf of the Fund;

              (b) there have been no violations to the Code and, if there have been violations to the Code, the violation has been documented and reported to the Fund's Compliance Officer; and

              (c) the firm has appointed appropriate management or compliance personnel to review transactions and reports filed by access persons under the Code, and adopted procedures reasonably necessary to prevent access persons from violating the Firm's Code.

         Each quarter the firm's Compliance Officer will also provide to the Compliance Officer of each Relevant Fund a list of Access Persons who are subject to this Code and the names of the relevant personnel responsible for pre-clearing and reviewing personal securities transactions.

          A "RELEVANT FUND" IS ONE WHERE THE ABERDEEN US FUND MANAGEMENT SUBSIDIARY ACTS AS A DELEGATED SUB-ADVISER TO ANOTHER COMPANY'S FUND, which requires positive affirmation on the tasks carried out.

         The Compliance Officer will provide such information, including, but not limited to, initial, quarterly and annual reports for all Access Persons, pre-clearance reports and approval for short term transactions, IPO and private placement securities, as is requested by a relevant Fund's Compliance Officer.

     6.  GENERAL REPORTING REQUIREMENTS

         Compliance will notify each Access Person that he or she is subject to the Code and the reporting requirements contained herein, and shall deliver a copy of this Code to each such person when they become an Access Person, or upon request.

         REPORTS SUBMITTED PURSUANT TO THIS CODE SHALL BE CONFIDENTIAL AND SHALL BE PROVIDED ONLY TO THE OFFICERS AND DIRECTORS OF THE FIRM AND EACH FUND, THEIR LEGAL ADVISERS/OR REGULATORY AUTHORITIES UPON APPROPRIATE REQUEST.

     7.  EXCESSIVE TRADING

         Aberdeen understand that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal financial planning.

         As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Fund or Portfolio. Further, it is important to recognise that otherwise appropriate trading, if excessive, may compromise the best interests of any Funds or Portfolios if such trading is conducted during work-time or using Fund/Portfolio resources. ACCORDINGLY, IF PERSONAL TRADING RISING TO SUCH DIMENSION AS TO CREATE AN ENVIRONMENT THAT IS NOT CONSISTENT WITH THE CODE, APPROVAL FOR SUCH PERSONAL TRANSACTIONS MAY EITHER BE REFUSED OR MAY BE LIMITED BY THE FIRM.

     8.  CONFLICT OF INTEREST

         Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve a Fund or Portfolio, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Portfolio or Fund. Such notification shall occur in the pre-clearance process.

E.   REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

     The Compliance Officer shall promptly report to the firm's Board of Directors and the Compliance Officer of the appropriate Fund all apparent violations of the Code and the reporting requirements thereunder. The Board of Directors of the firm shall consider reports made hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

F.   ANNUAL REPORTING TO THE BOARD OF DIRECTORS

     The Compliance Officer will prepare an annual report relating to the Code of Ethics for the Board of Directors of the firm and the Funds. Such annual report shall:

         (a) summarise existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) identify any violations requiring significant remedial action during the past year;

         (c) identify any recommended changes in the existing restrictions or procedures based upon the firm's experience under the Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

         (d) state that the firm had adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

G.   SANCTIONS

     Upon discovering a violation of this Code, the Board of Directors of the firm may impose such sanctions as they deem appropriate, including, among other things, or a letter of censure. In addition the employment of the violator will be subject to suspension or termination.

H.   RETENTION OF RECORDS

     The firm will maintain the following records as required under Rule 17j-1:

         (a)  a copy of any Code in effect within the most recent five years;

         (b) a list of all persons required to make reports hereunder within the most recent five years and a list of all persons who were responsible for reviewing the reports;

         (c) a copy of each report submitted by an Access Person hereunder for a period of five years from the end of the fiscal year in which it was made;

         (d) each memorandum made by the Compliance Officer hereunder, for a period of five years from the end of the fiscal year in which it was made;

         (e) a record of any violation hereof and any action taken as a result of such violation, for a period of five years following the end of the fiscal year in which the violation occurred; and

         (f) a copy of every report provided to the firm's Board of Directors, or to the Compliance Officer of a Fund, which either (i) describes any issues arising under this Code or (ii) confirms that the firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

                                   APPENDIX A

         Executive Directors and Investment Directors authorised to sign Personal Account Dealing requests


         EXECUTIVE DIRECTORS:       Martin Gilbert             London/Aberdeen
                                    Andrew Laing               London/ Aberdeen
                                    Bill Rattray               Aberdeen/London
                                    Chris Fishwick             London
                                    Gary Marshall              London
                                    John Plumpton              London
                                    Hugh Young                 Singapore
                                    Bev Hendry                 Fort Lauderdale
                                    David MacLellan            Glasgow

         INVESTMENT DIRECTORS:      Colin Crosby               Aberdeen
                                    Hugh Little                Aberdeen
                                    John Shelley               Aberdeen
                                    Paul Reed                  London
                                    Peter Hames                Singapore
                                    Yoon Chuo Chong            Singapore
                                    Bruce Harrison             Jersey
                                    Douglas Thomson            Glasgow




         NB Investment Directors who are also Executive Directors may authorise a Personal Account deal request in either capacity but no one person may authorise a Personal Account Deal request in more than one capacity.

                                                                       Exhibit A

                                    ABERDEEN
                                 CODE OF ETHICS

                         INITIAL REPORT OF ACCESS PERSON

1. I hereby acknowledge that (i) I have received a copy of the Aberdeen Code of Ethics (the "Code"); (ii) I have read and understand the Code;
        (iii) and I recognise that I am subject to the Code as an "Access Person" of the Aberdeen Group.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Aberdeen Group or a Fund or Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by the Aberdeen Group or a Fund or Portfolio.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. You do not need to report transactions in direct obligations of government stock, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and recognised open-end investment companies (unit trusts, OEICs, mutual funds). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]



  ==================================== =========== ========== ================ ====================== =====================

               Security                  No. of     Price per    Principal        Type of Purchase           Broker
      (include interest rate and         Shares       Share        Amount       (Direct or Indirect)
     maturity date, if applicable)
  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ==================================== =========== ========== ================ ====================== =====================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]


  ============================== =============================== ================================ =========================

              Broker              Beneficial Owner of Account             Account No.               Date Account Opened
  ------------------------------ ------------------------------- -------------------------------- -------------------------

  ------------------------------ ------------------------------- -------------------------------- -------------------------

  ============================== =============================== ================================ =========================

     Signature:   __________________________                  Signature:   _____________________________
                  Access Person                                            Compliance Officer

          Name:   __________________________                       Name:   _____________________________

          Date:   __________________________                       Date:   _____________________________
                  (First date of Access Person status)

                                                                       Exhibit A

                                                       ABERDEEN
                                                    CODE OF ETHICS

                                                    ADDENDUM TO THE
                                            INITIAL REPORT OF ACCESS PERSON



  ==================================== =========== ========== ================ ====================== =====================

               Security                   No. of   Price        Principal        Type of Purchase           Broker
      (include interest rate and          Shares   per Share      Amount       (Direct or Indirect)
    maturity date, if applicable)
  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ==================================== =========== ========== ================ ====================== =====================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

=============================== =============================== ================================ ==========================

            Broker               Beneficial Owner of Account             Account No.                Date Account Opened
------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

=============================== =============================== ================================ ==========================


     Signature:   __________________________                  Signature:   _____________________________
                  Access Person                                            Compliance Officer

          Name:   __________________________                       Name:   _____________________________

          Date:   __________________________                        Date:  _____________________________
                  (Fist date of Access Person status)

                                       13

                                                                       Exhibit B

                                    ABERDEEN
                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS

1. I hereby acknowledge that I have read and understand the Code of Ethics for the Aberdeen Group (the "Code") and recognise that I am subject thereto in the capacity of an Access Person of the Group.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and have reported all securities transactions required to be reported pursuant to the Code.

3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Portfolio or a Fund to any employees of any other Management Company, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve a Fund or a Portfolio, such as any economic relationship between my transactions and securities held or to be acquired by a Fund or a Portfolio.

5. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed below. You do not need to report transactions in direct obligations of government stock, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and recognised open-end investment companies (unit trusts, OEICs, mutual funds). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL SECURITIES [ ]


===================================== =========== ========== ================ ====================== =====================
             Security                    No. of   Price        Principal        Type of Purchase           Broker
    (include interest rate and           Shares   per Share      Amount       (Direct or Indirect)
   maturity date, if applicable)
------------------------------------- ----------- ---------- ---------------- ---------------------- ---------------------

------------------------------------- ----------- ---------- ---------------- ---------------------- ---------------------

------------------------------------- ----------- ---------- ---------------- ---------------------- ---------------------

------------------------------------- ----------- ---------- ---------------- ---------------------- ---------------------

===================================== =========== ========== ================ ====================== =====================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

6. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  ============================== =============================== ================================ =======================

              Broker              Beneficial Owner of Account             Account No.              Date Account Opened
  ------------------------------ ------------------------------- -------------------------------- -----------------------

  ------------------------------ ------------------------------- -------------------------------- -----------------------

  ============================== =============================== ================================ =======================

     Signature:   _______________________                 Signature:   ________________________
                  Access Person                                        Compliance Officer

          Name:   _______________________                      Name:   ________________________

          Date:   _______________________                       Date:  ________________________
                  (No later than 30 days after year-end)

                                                                       Exhibit B

                                                     ABERDEEN
                                                  CODE OF ETHICS

                                                  ADDENDUM TO THE
                                           ANNUAL REPORT OF ACCESS PERSON


  ==================================== =========== ========== ================ ====================== =====================


               Security                   No. of   Price        Principal        Type of Purchase           Broker
      (include interest rate and          Shares   per Share      Amount       (Direct or Indirect)
    maturity date, if applicable)
  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ------------------------------------ ----------- ---------- ---------------- ---------------------- ---------------------

  ==================================== =========== ========== ================ ====================== =====================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

=============================== =============================== ================================ ==========================

            Broker               Beneficial Owner of Account             Account No.                Date Account Opened
------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

------------------------------- ------------------------------- -------------------------------- --------------------------

=============================== =============================== ================================ ==========================

     Signature:   __________________________                  Signature:   _____________________________
                  Access Person                                            Compliance Officer

          Name:   __________________________                       Name:   _____________________________

           Date:   __________________________                       Date:  _____________________________
                   (No later than 30 days after year-end)

                                       15